Exhibit 10

Description of Compensation of Executive Officers

On November 18, 2009, the Compensation Committee of the Board of Trustees of the Company approved the following salary increases for the following executive officers of the Company, with effect from October 1, 2009:

Diane K. Bryantt Senior Vice President and Chief Financial Officer	Base salary increased from $178,500 per year to $235,000 per year

Michael A. Bosh Senior Vice President and General Counsel	Base salary increased from $161,160 per year to $200,000 per year